XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

Exhibit 23.1

Consent of Independent Registered Accounting Firm

The Board of Directors

XM Satellite Radio Holdings Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-39176, 333-115326, 333-127267, 333-127270, 333-130812, 333-47570, 333-93529, 333-89132, 333-85804, 333-102966, 333-106824, 333-102964, 333-121417, 333-121415 and 333-114178 on Forms S-3; No. 333-115323-01 on Form S-4; and Nos. 333-42590, 333-92049, 333-65022, 333-65020, 333-97611 and 333-106827 on Forms S-8 of XM Satellite Radio Holdings Inc. and subsidiaries of our reports dated March 2, 2006 with respect to the consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of XM Satellite Radio Holdings Inc.

/s/ KPMG LLP

McLean, VA

March 2, 2006